Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-49870 and 333-39692) and the Registration Statements on Form S-8 (Nos. 333-55076, 333-47972, 333-38610, 333-32554, 333-83783 and 333-79043) of Redback Networks Inc. of our report dated March 23, 2001, except as to Note 12, which is as of March 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSE COOPERS LLP

San Jose, California
March 29, 2001